                                   EXHIBIT 19



ONYX ACCEPTANCE GRANTOR TRUST 1996-2                 Distribution Date Statement
6.40% AUTO LOAN PASS-THROUGH CERTIFICATES                              18-Dec-96

Collection Period Beginning on:             11/01/96
Collection Period Ending on:                11/30/96
Distribution Date:                          12/16/96

      1 Original Pool Balance                                                                                       $85,013,318.00
      2 Collection Period Beginning Pool Balance                                                                    $69,080,281.43
      3 Collection Period Beginning Pool Balance Factor                                                                   0.812582

        COMPUTATION OF COLLECTION ACCOUNT AMOUNTS AVAILABLE FOR DISTRIBUTION
      4 Total Collections from Obligors                                                01-Nov-96   to 30-Nov-96      $2,895,191.35
      5 Full Prepayments through first 5 business days of current month                                                 172,362.73
      6 Full Prepayments included in Prior Collection Period                                                            282,946.32
      7 Partial Prepayments deposited to PayAhead Acct                                                                        0.00
      8 Amounts Withdrawn from PayAhead Acct & Deposited to Collection Acct                                              16,051.04
      9 Yield Supplement Amount to be Deposited to Collection Account                                                         0.00
     10 Net Liquidation Proceeds on Defaulted Contracts                                01-Nov-96   to 30-Nov-96          46,751.38
     11 Net Liquidation Proceeds first 5 business days of current month                                                       0.00
     12 Net Liquidation Proceeds included in Prior Collection Period                                                          0.00
     13 Net Insurance Proceeds                                                                                                0.00
     14 Net Insurance Proceeds first 5 business days of current month                                                         0.00
     15 Net Insurance Proceeds included in Prior Collection Period                                                            0.00
     16 Aggregate Amount of Repurchased Contracts                                                                        82,757.04
     17 Reinvestment Earnings on Funds in Collection Acct                              01-Nov-96   to 30-Nov-96           5,233.01
                                                                                                                    --------------

     18 COLLECTION ACCOUNT AMOUNTS AVAILABLE  (4+5-6-7+8+9+10+11-12+13+14-15+16+17)                                  $2,935,400.23

        COMPUTATION OF CERTIFICATE ENDING POOL BALANCE
     19 Collection Period Beginning Pool Balance                                                                    $69,080,281.43
     20 Scheduled Principal Decline (recomputed actuarial)                                                            1,096,336.40
     21 Full Prepayments                                                               08-Nov-96   to 30-Nov-96         753,804.95
     22 Full Prepayments through first 5 business days of current month                                                 172,362.73
     23 Defaulted Contracts  (Liquidated Proceeds received)                            08-Nov-96   to 30-Nov-96         216,721.20
     23aDefaulted Contracts  (Liquidated Proceeds received) thru 1st 5 business days of
          current month                                                                                                       0.00
     24 Defaulted Contracts  (4 or more periods.Liquidated Proceeds not received)                                             0.00
     24aDefaulted Contracts  (4 or more periods.Liquidated Proceeds not received) thru
          1st 5 bus. days of current mo.                                                                                      0.00
     25 Repurchased Contracts                                                                                            82,757.04
                                                                                                                    --------------

     26 CERTIFICATE ENDING POOL BALANCE (19-20-21-22-23-23A-24-24A-25)                                              $66,758,299.11
        CERTIFICATE ENDING BALANCE POOL FACTOR                                                                            0.785269

     27 PRINCIPAL DISTRIBUTION AMOUNT  (19-26)                                                                       $2,321,982.32

        DISTRIBUTIONS FROM COLLECTION ACCOUNT
     28 Principal Distribution Amount                                                                                $2,321,982.32
     29 Interest Distribution Amount (6.4%/12)                                                                          368,428.17
     30 Servicing Fee Payable to Servicer (1.0%/12)                                                                      57,566.90
     31 Surety Fee Payable to Surety (0.20%/360 * Days in Collection Period)                                             11,513.38
     31aReinsurance Fee Payable to Surety (2.00%/360 * Days in period * lesser of
          $1,700,266.36 or 41-43)                                                                                         2,833.78
     32 Reinvestment Earnings Payable to Finco                                                                            5,233.01
                                                                                                                    --------------

     33 TOTAL DISTRIBUTIONS FROM COLLECTION ACCOUNT   (28+29+30+31+31A+32)                                           $2,767,557.56

     34 TOTAL EXCESS SPREAD AVAILABLE FOR DEPOSIT TO SPREAD ACCOUNT   (18-33)                                          $167,842.67

        SPREAD ACCOUNT RECONCILIATION
     35 Initial Deposit                                                                                                    $100.00
     36 Deposits to Spread Account Prior Collection Periods                                                          $1,356,361.80
     37 Deposit to Spread Account this Collection Period    (34)                                                       $167,842.67
     38 Reinvestment Earnings on Funds in Spread Acct                                  01-Nov-96   to 30-Nov-96          $5,642.53
     39 Draws from Spread Account Prior Periods                                                                              $0.00
                                                                                                                    --------------

     40 SPREAD ACCOUNT BALANCE     (35+36+37+38-39)                                                                  $1,529,947.00

     41 Required Spread Account Balance     (Max of 6% x (26) or 2% x (1) )                                          $4,005,497.95
     42 Draws from Spread Account this Collection Period   ((40 - 41) if positive,
          0 otherwise)                                                                                                       $0.00
     43 Spread Account Balance net of Draws this Collection Period    (40 - 42)                                      $1,529,947.00

        DELINQUENCY STATISTICS
     44 Number of Accts Delinquent 30 - 59 Days                                                                                 63
     45 Number of Accts Delinquent 60 - 89 Days                                                                                 39
     45aNumber of Accts Deliquent 90 Days and Over                                                                              38
                                                                                                                    --------------
     46 Total Number of Delinquent Accounts 30 Days and Over                                                                   140

     47 Aggregate Net Outstanding Balance of Delinquent Loans 30-59 days                                                  $736,924

     48 Aggregate Net Outstanding Balance of Delinquent Loans 60 - 89 days                                                $552,331
     48aAggregate Net Outstanding Balance of Delinquent Loans 90 days and over                                            $553,866
                                                                                                                       -----------
     49 Total Aggregate Net Outstanding Balance of Delinquent Loans   (44 + 45)                                         $1,843,122

     50 Policy Claim Amount                                                                                                  $0.00

        REPOSSESSION STATISTICS
     51 Number of Accounts in Repo Inventory @ Beginning of Collection Period                                                   30
     52 Number of Accounts Repossessed During Collection Period                                                                 15
     53 Number of Repo'd Accounts Sold or Reinstated During Collection Period                                                   22
                                                                                                                                --
     54 Number of Accounts in Repo Inventory @ End of Collection Period                                                         23

     55 Aggregate Net Outstanding Balance of Accounts in Repo Inventory @ Beginning of
         Collection Period                                                                                             $301,632.50
     56 Aggregate Net Outstanding Balance of Accounts Repossessed During Month                                          232,696.15
     57 Aggregate Net Outstanding Balance of Repo Accounts Sold or Reinstated During Month                              271,801.33
                                                                                                                       -----------
     58 Aggregate Net Outstanding Balance of Accounts in Repo Inventory @ End of Collection Period                     $262,527.32


        YIELD SUPPLEMENT ACCOUNT BALANCE
     59 Initial Deposit                                                                                                      $0.00
     60 Draws from Yield Supplement to Collection Account                                                                    $0.00
                                                                                                                       -----------

     61 Yield Supplement Account Balance                                                                                    $0.00

        ACCOUNTS OUTSTANDING
     62 Original Accounts Outstanding                                                                                        6,970
     63 Remaining Number of Accounts Outstanding @  End of Collection Period                                                 6,080

        NET YIELD
     64 Interest Collected on Contracts                                                                               1,061,101.04
     65 Interest Collected on Contracts - Prior Collection Period                                                     1,000,575.02
     66 Interest Collected on Contracts - Two Collection Periods Ago                                                    904,736.11
     67 Liquidated Contract Balances (less Liquidation proceeds)                                                        169,969.82
     68 Liquidated Contract Balances (less Liquidation proceeds) - Prior Collection Period                              278,454.77
     69 Liquidated Contract Balances (less Liquidation proceeds) - Two Collection Periods Ago                           108,071.96
     70 Interest Paid to Certificate Holders                                                                            368,428.17
     71 Interest Paid to Certificate Holders - Prior Collection Period                                                  382,774.38
     72 Interest Paid to Certificate Holders - Two Collection Periods Ago                                               395,391.96
     73 Servicing Fees Paid to Servicer                                                                                 $57,566.90
     74 Servicing Fees Paid to Servicer - Prior Collection Period                                                       $59,808.50
     75 Servicing Fees Paid to Servicer - Two Collection Periods Ago                                                    $61,779.99
     76 Certificate Ending Pool Balance                                                                             $66,758,299.11
     77 Certificate Ending Pool Balance - Prior Collection Period                                                   $69,080,281.43
     78 Certificate Ending Pool Balance - Two Collection Periods Ago                                                $71,770,196.43

     79 NET YIELD                                                                                                             6.27%

        A.P.R. OF TRUST CONTRACTS
     80 Dollar Weighted A.P.R. of Contracts @ Cutoff Date                                                                    14.84%
     81 Dollar Weighted A.P.R. of Remaining Contracts in Trust as of End of Collection Period                                14.86%


        CREDIT LOSSES
     82 Gross Credit Losses during Collection Period  (23+23a+24+24a)                                                  $216,721.20
     83 Recoveries during Collection Period  (10+11-12)                                                                  46,751.38
                                                                                                                       -----------

     84 NET CREDIT LOSSES DURING COLLECTION PERIOD   (82-83)                                                           $169,969.82

     85 CUMULATIVE NET CREDIT LOSSES                                                                                   $836,803.14
     86 CUMULATIVE NET CREDIT LOSSES AS A PERCENT OF ORIGINAL CERTIFICATE BALANCE (85/1/)                                     0.98%

     87 Net Charge-off Percentage - Current Collection Period - (Annualized)                                                  2.95%
     88 Charge-off Percentage - Average of last 3 Collection periods                                                          3.12%

     89 Repos in Inventory delinquent 30 to 60 days ($)                                                                      $0.00
     90 Delinquent Contract Percentage ($ past due 60 days or more + repo inventory past due 30 to 60 days)                   1.66%
     91 Delinquency Percentage - Average of last 3 Collection periods                                                         1.39%

     92 Remaining Weighted Average Maturity (Months)                                                                          47.9

         I certify that the computations reflected above for the collection period ended 30-Nov-96 are accurate and have been prepared in accordance with the Pooling and Servicing Agreement dated May 1, 1996.


         By :   ______________________________________ Date:  _______________

Name: Don Duffy
Title: Executive Vice President